      As filed with the Securities and Exchange Commission on May 9, 1996

                                                      Registration No. 33-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                                --------------

                            MCDONALD'S CORPORATION
              (Exact name of issuer as specified in its charter)

        DELAWARE                                         36-2361282
(State of incorporation)                   (I.R.S. Employer Identification No.)

                One McDonald's Plaza, Oak Brook, Illinois 60521
             (Address and zip code of principal executive offices)

                                --------------

          MCDONALD'S CORPORATION 1992 STOCK OWNERSHIP INCENTIVE PLAN
                           (Full title of the Plan)

                                --------------

                                GLORIA SANTONA
            Vice President, Associate General Counsel and Secretary
                             One McDonald's Plaza
                           Oak Brook, Illinois 60521
                                (708) 575-3373
           (Name, address and telephone number of agent for service)

                                --------------

                                              CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                                PROPOSED                  PROPOSED
                                       AMOUNT OF                MAXIMUM                   MAXIMUM                 AMOUNT OF
    TITLE OF SECURITIES              SHARES TO BE            OFFERING PRICE              AGGREGATE              REGISTRATION
     TO BE REGISTERED                 REGISTERED               PER SHARE               OFFERING PRICE                FEE
- ----------------------------------------------------------------------------------------------------------------------------
Common Stock, without par value,
  with associated preferred stock
  purchase rights.................    32,000,000                 $47.00                $1,504,000,000             $518,621
============================================================================================================================

(1) Estimated pursuant to Rule 457(h)(1) based on the closing price for the Common Stock as reported on the New York Stock Exchange Composite Tape on May 3, 1996.
================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

  The following documents filed with the Commission are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995, SEC File No. 1-5231.

     (b) The Company's Current Reports on Form 8-K dated January 25, 1996 and April 22, 1996.

     (c) The description of the Company's common stock under the caption "Description of Capital Stock" contained in the Company's Form 8 Amendment No. 1 dated April 17, 1991 to Form 10 filed in 1965.

     (d) The description of certain Preferred Stock Purchase Rights associated with the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated December 23, 1988, as amended in the Company's Form 8-K's dated May 25, 1989 and July 25, 1990.

  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Future financial statements of the Company and the reports thereon of Ernst & Young LLP to be included in subsequently filed documents also will be incorporated by reference herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing to the extent that such firm has audited those financial statements and consented to the use of their reports thereon.

EXPERTS

  The consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

ITEM 4.  DESCRIPTION OF SECURITIES.

  Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

  The legality of the securities being offered hereunder has been passed upon by Gloria Santona, Vice President, Associate General Counsel and Secretary of the Company, One McDonald's Plaza, Oak Brook, Illinois 60521. Ms. Santona is a full-time employee of the Company and owns, and holds options to purchase, shares of the Company's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporate Law (the "GCL") provides for indemnification of directors and officers against any legal liability (other than liability arising from derivative suits) if the director or officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. In criminal actions, the director or officer must also have had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify a director or officer in a derivative suit if the director or officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation unless the director or officer is found liable to the corporation (in which case a court may permit indemnity for such director or officer to the extent it deems proper).

  Article V of the Company's By-Laws provides that the Company shall indemnify and hold harmless each director and officer to the fullest extent permitted under the GCL, provided that the person seeking indemnification has met the applicable standard of conduct set forth in the By-Laws. Such indemnification could cover all expenses as well as liabilities and losses incurred by directors and officers. The Board of Directors has the authority by resolution to provide for other indemnification of directors and officers as it deems appropriate.

  The By-Laws further provide that the Company may maintain insurance at its expense to protect any director or officer against any expenses, liabilities or losses, whether or not the Company would have the power to indemnify such director or officer against such expenses, liabilities or losses under the GCL. Pursuant to this provision, the Company maintains insurance against any liability incurred by its directors and officers in defense of any action in which they are made parties by reason of their positions as directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

  Not Applicable.

ITEM 8.  EXHIBITS.

  4 Instruments defining the rights of security holders, including indentures (A):

         (a) Debt Securities. Indenture dated as of March 1, 1987 incorporated herein by reference from Exhibit 4(a) of Form S-3 Registration Statement, SEC file no. 33-12364.

             (i) Supplemental Indenture No. 5 incorporated herein by reference from Exhibit (4) of Form 8-K dated January 23, 1989.

             (ii) Medium-Term Notes, Series B, due from nine months to 30 years from Date of Issue. Supplemental Indenture No. 12 incorporated herein by reference from Exhibit (4) of Form 8-K dated August 18, 1989 and Forms of Medium-Term Notes, Series B, incorporated herein by reference from Exhibit (4)(b) of Form 8-K dated September 14, 1989.

             (iii) Medium-Term Notes, Series C, due from nine months to 30 years from Date of Issue. Form of Supplemental Indenture No. 15 incorporated herein by reference from Exhibit 4(b) of Form S-3 Registration Statement, SEC file no. 33-34762 dated May 14, 1990.

             (iv) Medium-Term Notes, Series C, due from nine months (U.S. issue)/184 days (Euro issue) to 30 years from Date of Issue. Amended and restated Supplemental

                    Indenture No. 16 incorporated herein by reference from Exhibit (4) of Form 10-Q for the period ended March 31, 1991.

             (v) 8-7/8% Debentures due 2011. Supplemental Indenture No. 17 incorporated herein by reference from Exhibit (4) of Form 8-K dated April 22, 1991.

             (vi) Medium-Term Notes, Series D, due from nine months (U.S. issue)/184 days (Euro issue) to 60 years from Date of Issue. Supplemental Indenture No. 18 incorporated herein by reference from Exhibit 4(b) of Form S-3 Registration Statement, SEC file no. 33-42642 dated September 10, 1991.

             (vii) 7-3/8% Notes due July 15, 2002. Form of Supplemental Indenture No. 19 incorporated herein by reference from Exhibit (4) of Form 8-K dated July 10, 1992.

             (viii) 6-3/4% Notes due February 15, 2003. Form of Supplemental
                    Indenture No. 20 incorporated herein by reference from Exhibit (4) of Form 8-K dated March 1, 1993.

             (ix) 7-3/8% Debentures due July 15, 2033. Form of Supplemental Indenture No. 21 incorporated herein by reference from Exhibit (4)(a) of Form 8-K dated July 15, 1993.

             (x) Medium-Term Notes, Series E, due from nine months to 60 years from date of issue. Form of Supplemental Indenture No. 22, incorporated herein by reference from Exhibit (4) of Form 10-Q for the period ended June 30, 1995.

             (xi) 6-5/8% Notes due September 1, 2005. Form of Supplemental Indenture No. 23 incorporated herein by reference from
                    Exhibit 4(a) of Form 8-K dated September 5, 1995.

             (xii) 7.05% Debentures due 2025. Form of Supplemental Indenture No. 24 incorporated herein by reference from Exhibit (4)(a) of Form 8-K dated November 13, 1995.

         (b) Form of Deposit Agreement dated as of November 25, 1992 by and between McDonald's Corporation, First Chicago Trust Company of New York, as Depositary, and the Holders from time to time of the Depositary Receipts.

         (c) Rights Agreement dated as of December 13, 1988 between McDonald's Corporation and The First National Bank of Chicago, incorporated herein by reference from Exhibit 1 of Form 8-K dated December 23, 1988.

             (i) Amendment No. 1 to Rights Agreement incorporated herein by reference from Exhibit 1 of Form 8-K dated May 25, 1989.

             (ii) Amendment No. 2 to Rights Agreement incorporated herein by reference from Exhibit 1 of Form 8-K dated July 25, 1990.

         (d) Indenture and Supplemental Indenture No. 1 dated as of September 8, 1989, between McDonald's Matching and Deferred Stock Ownership Trust, McDonald's Corporation and Pittsburgh National Bank in connection with SEC Registration Statement Nos. 33-

             28684 and 33-28684-01, incorporated herein by reference from Exhibit (4)(a) of Form 8-K dated September 14, 1989.

         (e) Form of Supplemental Indenture No. 2 dated as of April 1, 1991, supplemental to the Indenture between McDonald's Matching and Deferred Stock Ownership Trust, McDonald's Corporation and Pittsburgh National Bank in connection with SEC Registration Statement Nos. 33-28684 and 33-28684-01, incorporated herein by reference from Exhibit (4)(c) of Form 8-K dated March 22, 1991.

         (f) 8.35% Subordinated Deferrable Interest Debentures due 2025. Indenture incorporated herein by reference from Exhibit 99.1 of
             Schedule 13E-4/A Amendment No. 2 dated July 14, 1995.

  5 Opinion of Gloria Santona, Vice President, Associate General Counsel and Secretary of McDonald's Corporation.

  23(a)  Consent of Gloria Santona (included in Exhibit 5).

  23(b)  Consent of Ernst & Young LLP.

  24     Power of Attorney (included on signature page).

ITEM 9.  UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, and State of Illinois, on the 8th day of May, 1996.

                                    McDONALD'S CORPORATION

                                    By: /s/ Jack M. Greenberg
                                        ------------------------------------
                                        Jack M. Greenberg, Vice Chairman,
                                        Chief Financial Officer and Director

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack M. Greenberg, Michael L. Conley, Gloria Santona and Carleton D. Pearl, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the 8th day of May, 1996.

             SIGNATURE                                TITLE
             ---------                                -----


                                       Director
- ----------------------------------
         Hall Adams, Jr.


  /s/ Robert M. Beavers, Jr.           Senior Vice President and Director
- ----------------------------------
      Robert M. Beavers, Jr.


  /s/ James R. Cantalupo               President and Chief Executive Officer--
- ----------------------------------       McDonald's International and Director
      James R. Cantalupo


  /s/ Gordon C. Gray                   Director
- ----------------------------------
      Gordon C. Gray


  /s/ Jack M. Greenberg                Vice Chairman, Chief Financial Officer
- ----------------------------------       and Director
      Jack M. Greenberg


  /s/ Donald R. Keough                 Director
- ----------------------------------
      Donald R. Keough

             SIGNATURE                                TITLE
             ---------                                -----


  /s/ Donald G. Lubin                  Director
- ----------------------------------
      Donald G. Lubin


                                       Director
- ----------------------------------
      Andrew J. McKenna


  /s/ Michael R. Quinlan               Chairman, Chief Executive Officer
- ----------------------------------       and Director
      Michael R. Quinlan


  /s/ Edward H. Rensi                  President and Chief Executive Officer--
- ----------------------------------       McDonald's U.S.A. and Director
      Edward H. Rensi


                                       Director
- ----------------------------------
      Terry L. Savage


                                       Senior Executive Vice President, Chief
- ----------------------------------       Marketing Officer and Director
      Paul D. Schrage


                                       Director
- ----------------------------------
      Ballard F. Smith


                                       Director
- ----------------------------------
      Roger W. Stone


  /s/ Robert N. Thurston               Director
- ----------------------------------
      Robert N. Thurston


                                       Senior Chairman and Director
- ----------------------------------
      Fred L. Turner


  /s/ B. Blair Vedder, Jr.             Director
- ----------------------------------
      B. Blair Vedder, Jr.


  /s/ Michael L. Conley                Senior Vice President and Controller
- --------------------------------
      Michael L. Conley

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBIT
- ------                           ----------------------

4 Instruments defining the rights of security holders, including indentures (A):

         (a) Debt Securities. Indenture dated as of March 1, 1987 incorporated herein by reference from Exhibit 4(a) of Form S-3 Registration Statement, SEC file no. 33-12364.

             (i) Supplemental Indenture No. 5 incorporated herein by reference from Exhibit (4) of Form 8-K dated January 23, 1989.

             (ii) Medium-Term Notes, Series B, due from nine months to 30 years from Date of Issue. Supplemental Indenture No. 12 incorporated herein by reference from Exhibit (4) of Form 8-K dated August 18, 1989 and Forms of Medium-Term Notes, Series B, incorporated herein by reference from Exhibit
                    (4)(b) of Form 8-K dated September 14, 1989.

             (iii) Medium-Term Notes, Series C, due from nine months to 30 years from Date of Issue. Form of Supplemental Indenture No. 15 incorporated herein by reference from Exhibit 4(b) of Form S-3 Registration Statement, SEC file no. 33-34762 dated May 14, 1990.

             (iv) Medium-Term Notes, Series C, due from nine months (U.S. issue)/184 days (Euro issue) to 30 years from Date of Issue. Amended and restated Supplemental Indenture No. 16 incorporated herein by reference from Exhibit (4) of Form 10-Q for the period ended March 31, 1991.

             (v) 8-7/8% Debentures due 2011. Supplemental Indenture No. 17 incorporated herein by reference from Exhibit (4) of Form 8-K dated April 22, 1991.

             (vi) Medium-Term Notes, Series D, due from nine months (U.S. issue)/184 days (Euro issue) to 60 years from Date of Issue. Supplemental Indenture No. 18 incorporated herein by reference from Exhibit 4(b) of Form S-3 Registration Statement, SEC file no. 33-42642 dated September 10, 1991.

             (vii) 7-3/8% Notes due July 15, 2002. Form of Supplemental Indenture No. 19 incorporated herein by reference from Exhibit (4) of Form 8-K dated July 10, 1992.

             (viii) 6-3/4% Notes due February 15, 2003. Form of Supplemental
                    Indenture No. 20 incorporated herein by reference from Exhibit (4) of Form 8-K dated March 1, 1993.

             (ix) 7-3/8% Debentures due July 15, 2033. Form of Supplemental Indenture No. 21 incorporated herein by reference from Exhibit (4)(a) of Form 8-K dated July 15, 1993.

             (x) Medium-Term Notes, Series E, due from nine months to 60 years from date of issue. Form of Supplemental Indenture No. 22, incorporated herein by reference from Exhibit (4) of Form 10-Q for the period ended June 30, 1995.

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBIT
- ------                           ----------------------

             (xi) 6-5/8% Notes due September 1, 2005. Form of Supplemental Indenture No. 23 incorporated herein by reference from
                    Exhibit 4(a) of Form 8-K dated September 5, 1995.

             (xii) 7.05% Debentures due 2025. Form of Supplemental Indenture No. 24 incorporated herein by reference from Exhibit (4)(a) of Form 8-K dated November 13, 1995.

         (b) Form of Deposit Agreement dated as of November 25, 1992 by and between McDonald's Corporation, First Chicago Trust Company of New York, as Depositary, and the Holders from time to time of the Depositary Receipts.

         (c) Rights Agreement dated as of December 13, 1988 between McDonald's Corporation and The First National Bank of Chicago, incorporated herein by reference from Exhibit 1 of Form 8-K dated December 23, 1988.

             (i) Amendment No. 1 to Rights Agreement incorporated herein by reference from Exhibit 1 of Form 8-K dated May 25, 1989.

             (ii) Amendment No. 2 to Rights Agreement incorporated herein by reference from Exhibit 1 of Form 8-K dated July 25, 1990.

         (d) Indenture and Supplemental Indenture No. 1 dated as of September 8, 1989, between McDonald's Matching and Deferred Stock Ownership Trust, McDonald's Corporation and Pittsburgh National Bank in connection with SEC Registration Statement Nos. 33-28684 and 33-28684-01, incorporated herein by reference from Exhibit (4)(a) of Form 8-K dated September 14, 1989.

         (e) Form of Supplemental Indenture No. 2 dated as of April 1, 1991, supplemental to the Indenture between McDonald's Matching and Deferred Stock Ownership Trust, McDonald's Corporation and Pittsburgh National Bank in connection with SEC Registration Statement Nos. 33-28684 and 33-28684-01, incorporated herein by reference from Exhibit (4)(c) of Form 8-K dated March 22, 1991.

         (f) 8.35% Subordinated Deferrable Interest Debentures due 2025. Indenture incorporated herein by reference from Exhibit 99.1 of
             Schedule 13E-4/A Amendment No. 2 dated July 14, 1995.

5        Opinion of Gloria Santona, Vice President,
         Associate General Counsel and Secretary of
         McDonald's Corporation

23(a)    Consent of Gloria Santona (included in Exhibit 5)

23(b)    Consent of Ernst & Young LLP

24       Power of Attorney (included on signature page)